SUBSIDIARIES

FIDELITY HOLDINGS, INC.

o     Major Acquisition Corp.

            o     Major Automotive Group, Inc.

                        o     Major Chevrolet, Inc.

                        o     Major Chrysler Plymouth Jeep Eagle, Inc.

                        o     Major Dodge, Inc.

                        o     Major Subaru, Inc.

                        o     Major Kia, Inc.

            o     Major Automotive Realty Corp.

o     Major Automotive of New Jersey, Inc.

      o     Compass Lincoln-Mercury, Inc.

o     Computer Business Sciences, Inc.

            o IG2, Inc. (FL) [originally incorporated as Reynard Service Bureau, Inc.]

            o     C.B.S. Computer Business Sciences Ltd. (Israel)

            o     786710 Ontario Ltd (Info Systems)

            o     CarsTV.com, Inc.

            o     IG2, Inc. (VA)

            o     Mid-Atlantic Telecommunications, Inc.

o     Premo-Plast, Inc.

            o     Maxflo, Inc. 80% (20% OWNED BY PDC, LLC)

o     Energy Plus, Inc.

o     Cryogenix, Inc.

o     Ever Safe, Inc.

o     Slack 2000, Inc.

o     Major Fleet & Leasing Corp.